EXHIBIT 99.1

CDK Global Reports First Quarter Fiscal 2018 Results

First Quarter Revenues Rise 3%, 2% on a Constant Currency Basis

GAAP Earnings per Share Rise 12% to $0.57, Adjusted Earnings per Share Rise 13% to $0.68

GAAP Fiscal Year Earnings per Share Guidance Remains Unchanged at $2.37-$2.47, Increases Adjusted Fiscal Year Earnings per Share Guidance to $2.95-$3.00

HOFFMAN ESTATES, Ill., Oct. 31, 2017 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its first quarter fiscal 2018 financial results and raised the bottom end of its adjusted earnings per share outlook for fiscal 2018.

First Quarter Fiscal 2018 Results

Year-over-year highlights are below:

First Quarter Fiscal 2018 Results	GAAP	Adjusted
Revenues	up 3% to $565.7 million	up 3% to $565.7 million
Earnings before income taxes	up 7% to $119.8 million	up 5% to $150.3 million
Net earnings attributable to CDK	up 6% to $81.3 million	up 6% to $96.8 million
Diluted net earnings attributable to CDK per share	up 12% to $0.57 per share	up 13% to $0.68 per share
Margin	Net earnings attributable to CDK margin up 40 bps to 14.4%	EBITDA margin up 320 bps to 34.1%

“We had another solid quarter, and I am pleased with our earnings.  We continue to identify new opportunities to further streamline our operations, enhance customer service, and reduce costs.  Adjusted EBITDA margin expansion of 320 basis points exhibits our ability to continue transforming the business,” said Brian MacDonald, chief executive officer.  “While we execute on our transformation plan to meet our 40% exit margin target in fiscal 2019, we are also excited to bring our digital solutions to new dealers via website endorsements from both Ford and Nissan and to expand our product portfolio and capabilities through our recently announced acquisition of Dashboard Dealership Enterprises.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year-over-year comparisons.

As described below under the Non-GAAP Financial Measures section at the end of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of certain adjusted financial measures, including adjusted net earnings attributable to CDK, adjusted EBITDA and adjusted EBITDA margin.  Each adjusted growth rate is shown against a comparably calculated fiscal 2017 figure.

Impacts to the First Quarter:

  Foreign exchange rates: Growth in revenues and earnings before income taxes were positively impacted by 1 percentage point by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for the first quarter of fiscal 2018 was 30.6% compared to 29.2% in last year’s first quarter.  The adjusted effective tax rate for the first quarter of fiscal 2018 was 34.3% compared to 34.8% in last year’s first quarter.

CDK Segment Information

CDK North America: Retail Solutions North America

  Revenues increased 2% to $401.6 million.  On a constant currency basis revenues increased 1%.
  GAAP earnings before income taxes increased 7% to $156.2 million; adjusted earnings before income taxes increased 8% to $157.7 million.  On a constant currency basis, earnings before income taxes also increased 8%.
  GAAP pretax margin expanded 210 bps to 38.9%; adjusted pretax margin expanded 250 bps to 39.3%.  Margin expansion is driven by revenue and operating efficiencies associated with the business transformation plan, which were slightly offset by higher sales commissions.

CDK North America: Advertising North America

  Revenues increased 3% to $79.8 million.
  Earnings before income taxes decreased 8% to $10.6 million.
  Pretax margin declined 150 bps to 13.3% primarily due to a shift in revenue mix.

CDK International

  Revenues increased 8% to $84.3 million.  On a constant currency basis, revenues increased 6%.
  Earnings before income taxes increased 27% to $21.4 million. On a constant currency basis, earnings before income taxes increased 22%.
  Pretax margin expanded 370 bps to 25.4% primarily due to scale from increased revenues and operating efficiencies associated with the business transformation plan.

Fiscal 2018 Guidance

Fiscal 2018 Guidance	GAAP	Adjusted
Revenues	up 3.0% - 4.0%	up 3.0% - 4.0%
Diluted net earnings attributable to CDK per share	$2.37 - $2.47	$2.95 - $3.00
	up 19.0% - 24.0%	up 15.0% - 17.0%
Margin	Net earnings attributable to CDK margin 14.0% - 15.0%	EBITDA margin 35.0% - 36.0%

We have reduced our revenue guidance for the year to 3.0% - 4.0% from 4.0% - 5.0%.  We have raised the bottom end of the adjusted diluted net earnings attributable to CDK per share to $2.95 - $3.00 from $2.90 - $3.00.

Tax Rate

We anticipate our GAAP effective tax rate for fiscal 2018 will be 33.0% - 34.0% compared to 30.5% for fiscal 2017.  The adjusted effective tax rate for fiscal 2018 is expected to be 34.0% - 35.0% compared to 34.2% for fiscal 2017.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the first quarter of fiscal 2018 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, October 31, 2017 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to the CDK Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc. Consolidated Statements of Operations (In millions, except per share amounts) (Unaudited)

	Three Months Ended
	September 30,
	2017	2016
Revenues	$565.7	$550.7

Expenses:
Cost of revenues	307.7	315.1
Selling, general and administrative expenses	113.7	113.7
Restructuring expenses	6.5	1.1
Total expenses	427.9	429.9

Operating earnings	137.8	120.8

Interest expense	(23.3)	(10.7)
Other income, net	5.3	1.8

Earnings before income taxes	119.8	111.9

Provision for income taxes	(36.7)	(32.7)

Net earnings	83.1	79.2
Less: net earnings attributable to noncontrolling interest	1.8	2.3
Net earnings attributable to CDK	$81.3	$76.9

Net earnings attributable to CDK per common share:
Basic	$0.58	$0.51
Diluted	$0.57	$0.51

Weighted-average common shares outstanding:
Basic	140.1	150.2
Diluted	141.4	151.7

CDK Global, Inc. Consolidated Balance Sheets (In millions) (Unaudited)

	September 30,	June 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$788.6	$726.1
Accounts receivable, net of allowances	375.2	372.1
Other current assets	164.9	180.6
Total current assets	1,328.7	1,278.8

Property, plant and equipment, net	134.0	135.0
Other assets	177.6	184.1
Goodwill	1,191.8	1,181.2
Intangible assets, net	105.8	104.0
Total assets	$2,937.9	$2,883.1

Liabilities and (Deficit) Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$46.2	$46.5
Accounts payable	34.8	38.9
Accrued expenses and other current liabilities	235.5	188.7
Accrued payroll and payroll-related expenses	78.4	106.2
Short-term deferred revenues	164.9	172.3
Total current liabilities	559.8	552.6

Long-term debt and capital lease obligations	2,114.4	2,125.2
Long-term deferred revenues	128.9	136.1
Deferred income taxes	67.3	65.9
Other liabilities	60.4	60.1
Total liabilities	2,930.8	2,939.9

(Deficit) Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	664.8	608.6
Retained earnings	514.2	452.7
Treasury stock, at cost	(1,214.5)	(1,144.7)
Accumulated other comprehensive income	22.2	8.0
Total CDK stockholders' deficit	(11.7)	(73.8)
Noncontrolling interest	18.8	17.0
Total (deficit) equity	7.1	(56.8)
Total liabilities and (deficit) equity	$2,937.9	$2,883.1

CDK Global, Inc. Consolidated Statements of Cash Flows (In millions) (Unaudited)

	Three Months Ended
	September 30,
	2017	2016
Cash Flows from Operating Activities:
Net earnings	$83.1	$79.2
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	19.5	17.1
Deferred income taxes	2.3	6.9
Stock-based compensation expense	8.1	9.8
Other	1.5	1.5
Changes in operating assets and liabilities, net of effect from acquisitions of businesses:
Increase in accounts receivable	(1.8)	(6.8)
Decrease in other assets	19.8	10.0
Decrease in accounts payable	(3.8)	(5.0)
Decrease in accrued expenses and other liabilities	(0.9)	(25.9)
Net cash flows provided by operating activities	127.8	86.8

Cash Flows from Investing Activities:
Capital expenditures	(10.3)	(16.8)
Capitalized software	(9.6)	(2.1)
Proceeds from investments	0.8	2.0
Net cash flows used in investing activities	(19.1)	(16.9)

Cash Flows from Financing Activities:
Repayments of long-term debt and capital lease obligations	(11.6)	(6.6)
Dividends paid to stockholders	(19.7)	(20.2)
Repurchases of common stock	(14.6)	—
Proceeds from exercises of stock options	2.6	1.1
Withholding tax payments for stock-based compensation awards	(8.5)	(10.3)
Dividend payments to noncontrolling owners	—	(3.0)
Payments of deferred financing costs	(0.4)	—
Acquisition-related payments	(0.9)	(4.8)
Net cash flows used in financing activities	(53.1)	(43.8)

Effect of exchange rate changes on cash and cash equivalents	6.9	0.4

Net change in cash and cash equivalents	62.5	26.5

Cash and cash equivalents, beginning of period	726.1	219.1

Cash and cash equivalents, end of period	$788.6	$245.6

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, where management has deemed it appropriate to better reflect our underlying operations. Segment information for the three months ended September 30, 2016 has been restated to conform to the new presentation.

	Segment Revenues
	Three Months Ended
	September 30,		Change
	2017	2016	$	%
CDK North America:
Retail Solutions North America:
Subscription revenue	$326.6	$316.3	$10.3	3%
Transaction revenue	43.7	46.9	(3.2)	(7)%
Other revenue	31.3	32.2	(0.9)	(3)%
Total Retail Solutions North America (a)	$401.6	$395.4	$6.2	2%
Advertising North America (b)	79.8	77.5	2.3	3%
CDK International (c)	84.3	77.8	6.5	8%
Total	$565.7	$550.7	$15.0	3%

	Segment Adjusted Earnings before Income Taxes
	Three Months Ended
	September 30,		Change
	2017	2016	$	%
CDK North America:
Retail Solutions North America (a)	157.7	$145.5	12.2	8%
Margin	39.3%	36.8%	250 bps
Advertising North America (b)	10.6	11.5	(0.9)	(8)%
Margin	13.3%	14.8%	-150 bps
CDK International (c)	21.4	16.9	4.5	27%
Margin	25.4%	21.7%	370 bps
Other (d)	(39.4)	(30.5)	(8.9)	(29)%
Total	$150.3	$143.4	$6.9	5%
Margin	26.6%	26.0%	60 bps

(a) The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency adjusted earnings before income taxes for the Retail Solutions North America (RSNA) segment.

Retail Solutions North America	Three Months Ended
	September 30,		Change
	2017	2016	$	%
Revenues	$401.6	$395.4	$6.2	2%
Impact of exchange rates	(1.0)	—
Constant currency revenues (e)	$400.6	$395.4	$5.2	1%

Earnings before income taxes	$156.2	$145.5	$10.7	7%
Margin %	38.9%	36.8%	210 bps
Acquisition and integration-related expenses	0.6	—
Legal and regulatory expenses related to competition matters	0.9	—
Adjusted earnings before income taxes	$157.7	$145.5	$12.2	8%
Margin %	39.3%	36.8%	250 bps
Impact of exchange rates	(0.5)	—
Constant currency earnings before income taxes (e)	$157.2	$145.5	$11.7	8%

(b) There are no non-GAAP adjustments to revenues and earnings before income taxes for the Advertising North America (ANA) segment including constant currency.

(c) There are no non-GAAP adjustments to revenues and earnings before income taxes for the CDK International (CDKI) segment. The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency earnings before income taxes for the CDKI segment.

CDK International	Three Months Ended
	September 30,		Change
	2017	2016	$	%
Revenues	$84.3	$77.8	$6.5	8%
Impact of exchange rates	(2.0)	—
Constant currency revenues (e)	$82.3	$77.8	$4.5	6%

Earnings before income taxes	$21.4	$16.9	$4.5	27%
Margin %	25.4%	21.7%	370 bps
Impact of exchange rates	(0.7)	—
Constant currency earnings before income taxes (e)	$20.7	$16.9	$3.8	22%

(d) The table below presents a reconciliation of loss before income taxes to constant currency adjusted loss before income taxes for the Other segment.

Other	Three Months Ended
	September 30,		Change
	2017	2016	$	%
Loss before income taxes	$(68.4)	$(62.0)	$(6.4)	(10)%
Restructuring expenses	6.5	1.1
Other business transformation expenses	15.2	20.6
Total stock-based compensation	8.1	9.8
Tax matters indemnifications gain	(0.8)	—
Adjusted loss before income taxes	$(39.4)	$(30.5)	$(8.9)	(29)%
Impact of exchange rates	(0.4)	—
Constant currency adjusted loss before income taxes (e)	$(39.8)	$(30.5)	$(9.3)	(30)%

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA, and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. Information for three months ended September 30, 2016 has been restated to conform to the new presentation.

	Three Months Ended
	September 30,		Change
	2017	2016	$	%
Revenues	$565.7	$550.7	$15.0	3%
Impact of exchange rates	(3.0)	—
Constant currency revenues (a)	$562.7	$550.7	$12.0	2%

Earnings before income taxes	$119.8	$111.9	$7.9	7%
Margin	21.2%	20.3%	90 bps
Restructuring expenses	6.5	1.1
Other business transformation expenses (b)	15.2	20.6
Total stock-based compensation	8.1	9.8
Acquisition and integration-related expenses	0.6	—
Legal and regulatory expenses related to competition matters	0.9	—
Tax matters indemnifications gain	(0.8)	—
Adjusted earnings before income taxes (a)	$150.3	$143.4	6.9	5%
Adjusted margin	26.6%	26.0%	60 bps
Impact of exchange rates	(1.6)	—
Constant currency adjusted earnings before income taxes (a)	$148.7	$143.4	$5.3	4%

Provision for income taxes	$36.7	$32.7	$4.0	12%
Effective tax rate	30.6%	29.2%
Income tax effect of pre-tax adjustments	11.4	11.5
Excess tax benefit from stock-based compensation	3.5	5.7
Adjusted provision for income taxes (a)	$51.6	$49.9	$1.7	3%
Adjusted effective tax rate	34.3%	34.8%

Net earnings	$83.1	$79.2	$3.9	5%
Less: net earnings attributable to noncontrolling interest	1.8	2.3
Net earnings attributable to CDK	81.3	76.9	4.4	6%
Restructuring expenses (c)	6.4	1.1
Other business transformation expenses (b)	15.2	20.6
Total stock-based compensation	8.1	9.8
Acquisition and integration-related expenses	0.6	—
Legal and regulatory expenses related to competition matters	0.9	—
Tax matters indemnifications gain	(0.8)	—
Income tax benefit on pre-tax adjustments	(11.4)	(11.5)
Excess tax benefit from stock-based compensation	(3.5)	(5.7)
Adjusted net earnings attributable to CDK (a)	$96.8	$91.2	$5.6	6%

Diluted earnings attributable to CDK per share	$0.57	$0.51	$0.06	12%
Restructuring expenses	0.04	0.01
Other business transformation expenses (b)	0.11	0.14
Total stock-based compensation	0.06	0.06
Acquisition and integration-related expenses	—	—
Legal and regulatory expenses related to competition matters	0.01	—
Tax matters indemnifications gain	(0.01)	—
Income tax effect of pre-tax adjustments	(0.08)	(0.08)
Excess tax benefit from stock-based compensation	(0.02)	(0.04)
Adjusted diluted earnings attributable to CDK per share	$0.68	$0.60	$0.08	13%

Weighted-average common shares outstanding:
Diluted	141.4	151.7

	Three Months Ended
	September 30,		Change
	2017	2016	$	%
Net earnings attributable to CDK	$81.3	$76.9	$4.4	6%
Margin	14.4%	14.0%	40 bps
Net earnings attributable to noncontrolling interest	1.8	2.3
Provision for income taxes	36.7	32.7
Interest expense	23.3	10.7
Depreciation and amortization	19.5	17.1
Total stock-based compensation	8.1	9.8
Restructuring expenses	6.5	1.1
Other business transformation expenses	15.1	19.8
Acquisition and integration-related expenses	0.6	—
Legal and regulatory expenses related to competition matters	0.9	—
Tax matters indemnifications gain	(0.8)	—
Adjusted EBITDA (a)	$193.0	$170.4	$22.6	13%
Adjusted margin	34.1%	30.9%	320 bps

	Three Months Ended
	September 30,
	2017	2016
Net cash flows provided by operating activities	$127.8	$86.8
Capital expenditures	(10.3)	(16.8)
Capitalized software	(9.6)	(2.1)
Free cash flow (a)	$107.9	$67.9

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

(b) Stock-based compensation expense has been removed from business transformation expense for the three months ended September 30, 2016. Refer to the Non-GAAP Financial Measures section of this press release for additional information on changes to our non-GAAP adjustments.

(c) The portion of expense related to noncontrolling interest has been removed from restructuring expenses for the three months ended September 30, 2017.

CDK Global, Inc.
Consolidated Fiscal 2018 Guidance
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. The table below includes these adjustments for fiscal 2017 for purposes of calculating and presenting the fiscal 2018 guidance.

	Fiscal 2017	Fiscal 2018
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,220.2	$2,300.0	Increase 3 - 4%

Earnings before income taxes	$435.3	$508.0
Restructuring expenses	18.4	20.0
Other business transformation expenses (b)	78.1	50.0
Total stock-based compensation	55.4	40.0
Acquisition and integration-related expenses	0.7	6.0
Officer transition expense (b)	0.7	1.0
Legal and regulatory expenses related to competition matters	—	12.0
Tax matters indemnifications gain	—	(1.0)
Adjusted earnings before income taxes (c)	$588.6	$636.0

Provision for income taxes	$132.8	$171.0
Effective tax rate	30.5%	33.7%	33 - 34%
Income tax effect of pre-tax adjustments	55.5	43.0
Excess tax benefit from stock-based compensation	13.1	6.0
Adjusted provision for income taxes (c)	$201.4	$220.0
Adjusted effective tax rate	34.2%	34.6%	34 - 35%

Net earnings	$302.5	$337.0
Less: net earnings attributable to noncontrolling interest	6.9	9.0
Net earnings attributable to CDK	$295.6	$328.0
Restructuring expenses	18.4	20.0
Other business transformation expenses (b)	78.1	50.0
Total stock-based compensation	55.4	40.0
Acquisition and integration-related expenses	0.7	6.0
Officer transition expense (b)	0.7	1.0
Legal and regulatory expenses related to competition matters	—	12.0
Tax matters indemnifications gain	—	(1.0)
Income tax effect of pre-tax adjustments	(55.5)	(43.0)
Excess tax benefit from stock-based compensation	(13.1)	(6.0)
Adjusted net earnings attributable to CDK (c)	$380.3	$407.0

Diluted net earnings attributable to CDK per common share	$1.99	$2.39	$2.37 - 2.47
Growth %			Increase 19 - 24%
Restructuring expenses	0.12	0.15
Other business transformation expenses (b)	0.54	0.37
Total stock-based compensation	0.37	0.28
Acquisition and integration-related expenses	—	0.04
Officer transition expense (b)	—	0.01
Legal and regulatory expenses related to competition matters	—	0.09
Tax matters indemnifications gain	—	(0.01)
Income tax effect of pre-tax adjustments	(0.37)	(0.31)
Excess tax benefit from stock-based compensation	(0.08)	(0.04)
Adjusted diluted net earnings attributable to CDK per common share (c)	$2.57	$2.97	$2.95 - 3.00
Growth %			Increase 15 - 17%

	Fiscal 2017	Fiscal 2018
	Actuals	Full Year
		Full Year Point Estimate (a)	Guidance
Revenues	$2,220.2	$2,300.0

Net earnings attributable to CDK	$295.6	$328.0	Increase 10 - 13%
Margin	13.3%	14.3%	14% - 15%
Net earnings attributable to noncontrolling interest	6.9	9.0
Provision for income taxes	132.8	171.0
Interest expense	57.2	101.0
Depreciation and amortization	70.3	85.0
Total stock-based compensation	55.4	40.0
Restructuring expenses	18.4	20.0
Other business transformation expenses	75.6	50.0
Acquisition and integration-related expenses	0.7	6.0
Officer transition expense	0.7	1.0
Legal and regulatory expenses related to competition matters	—	12.0
Tax matters indemnifications gain	—	(1.0)
Adjusted EBITDA (c)	$713.6	$822.0	Increase 13 - 16%
Adjusted margin	32.1%	35.7%	35% - 36%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Stock-based compensation expense has been removed from business transformation expense and officer transition expense. Refer to the Non-GAAP Financial Measures section of this press release for additional information on changes to our non-GAAP adjustments.

(c) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

                CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	September 30, 2016 (a)	December 31, 2016 (a)	March 31, 2017 (a)	June 30, 2017 (a)	September 30, 2017
RSNA
Automotive
DMS Customer Sites (b)	9,232	9,184	9,157	9,081	9,020
Avg Revenue Per Site (c)	$7,827	$7,870	$7,974	$8,080	$8,285

Adjacencies
DMS Customer Sites (b)	5,380	5,415	5,523	5,530	5,523
Avg Revenue Per Site (c)	$1,560	$1,571	$1,577	$1,582	$1,602

Total RSNA
DMS Customer Sites (b)	14,612	14,599	14,680	14,611	14,543
Avg Revenue Per Site (c)	$5,524	$5,537	$5,573	$5,626	$5,750

Total Websites (d)	6,625	6,789	6,931	6,879	6,858

CDKI
DMS Customer Sites (b)	13,373	13,424	13,419	13,477	13,496
Avg Revenue Per Site (c)	$1,181	$1,199	$1,226	$1,249	$1,266

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2017 to reflect the change in reportable segments and budgeted foreign exchange rates for fiscal 2018.

(b) DMS Customer Sites - We track the number of retail customer sites with an active DMS that sell vehicles in the automotive and adjacent markets as an indicator of our opportunity set for generating subscription revenue. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries.

(c) Average Revenue Per DMS Customer Site - Average revenue per DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing revenue generated from our solutions, including revenue generated from websites, in an applicable period by the average number of DMS customer sites in the same period. The metric excludes subscription revenue generated by customers not included in our DMS customer site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

(d) Websites - For the RSNA segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity, regardless of whether or not the website is tied to a DMS customer site. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible as of the end of the most recent calendar month.

Non-GAAP Financial Measures

We disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP.  Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are useful for users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA, and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. For fiscal 2018, management modified fiscal year ended June 30, 2017 adjustments for (i) business transformation expenses and (ii) officer transition expense to remove stock-based compensation expense of $2.5 million and $3.1 million, respectively and excluded certain legal and regulatory expenses related to the competition matter from adjusted earnings before income taxes. There was no stock-based compensation expense included in business transformation expenses for the three months ended September 30, 2016.

Adjusted Earnings before Income Taxes

Management has excluded the following items from adjusted earnings before income taxes for the periods presented:

  Restructuring expenses recognized in connection with our business transformation plan.
  Other business transformation expenses included within cost of revenues and selling, general and administrative expenses.
  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.
  Acquisition and integration-related expenses that include legal, accounting, other professional fees, and other integration costs incurred in connection with our pending acquisitions included within selling, general and administrative expenses.
  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.
  Officer transition expense includes severance expense in connection with officer departures included within selling, general and administrative expenses for the periods presented.
  Net gain recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

Adjusted Provision for Income taxes

Management has excluded the following items from adjusted provision for income taxes for the periods presented:

  Income tax effect of pre-tax adjustments described above.
  Excess tax benefit derived from stock-option exercises and vesting of restricted stock in order to align the adjustments for this measure with our adjustments for total stock-based compensation in other measures.

Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share

For each respective presentation, management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share. The portion of expense related to noncontrolling interest of $0.1 million has been removed from restructuring expenses for the three months ended September 30, 2017.

Adjusted EBITDA

Management has excluded the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA for the periods presented:

  Net earnings attributable to noncontrolling interest included within the financial statements.
  Provision for income taxes included within the financial statements.
  Interest expense included within the financial statements.
  Depreciation and amortization included within the financial statements.
  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.
  Restructuring expenses recognized in connection with our business transformation plan.
  Other business transformation expenses included within cost of revenues and selling, general and administrative expenses. Other business transformation expenses excludes depreciation expense of $0.1 million and $0.8 million for the three months ended September 30, 2017 and 2016, respectively.
  Acquisition and integration-related expenses that include legal, accounting, other professional fees, and other integration costs incurred in connection with our pending acquisitions included within selling, general and administrative expenses.
  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.
  Officer transition expense includes severance expense in connection with officer departures included within selling, general and administrative expenses for the periods presented.

Free Cash Flow

We also review free cash flow to measure our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Constant Currency

We review revenues and adjusted earnings before income taxes for our consolidated and operating segment results on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s  business outlook, forecasted GAAP and adjusted results for the fiscal year ending June 30, 2018, and targeted adjusted EBITDA exit margin for the fiscal year ending June 30, 2019; the Company’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving CDK systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; the Company’s ability to timely and effectively implement its transformation plan; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements.  CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause  the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the CDK website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact: Katie Coleman 847.485.4650 katherine.coleman@cdk.com	Media Contact: David Webster Aberdeen Strategies 469.222.3667 david.webster@aberdeenstrategies.com